Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Acton Place, Suite 202
Acton, MA 01720

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: GreatPoint Communications, 978-392-6866

                   Kadant Reports 2005 Second Quarter Results

ACTON, Mass., August 3, 2005 - For the second quarter of 2005, Kadant Inc. (NYSE:KAI) reported that revenues from continuing operations increased 24 percent to $65.1 million (including 21 percent, or $11.1 million, from recently acquired Kadant Johnson and a 2 percent benefit from currency translation), compared with $52.7 million in the second quarter of 2004. Income from continuing operations was $3.1 million in the 2005 quarter, or $.22 of diluted earnings per share (EPS), versus $4.0 million, or $.27 of diluted EPS, in the 2004 period, which included a $.03 tax benefit. Including the discontinued composite building products business, net income in the 2005 quarter was $3.4 million, or $.24 per diluted share, versus $3.7 million, or $.26 per diluted share, in 2004.

       "We had a good quarter overall, meeting our financial targets and achieving several objectives that solidly position Kadant for growth in the long term," said William A. Rainville, chairman and chief executive officer of Kadant. "We closed the acquisition of Kadant Johnson in mid-May, and are pleased to report that this business is already accretive to earnings. In addition to extending our breadth of offerings to the global paper industry, Kadant Johnson greatly strengthens our presence in Asia, where continued market growth is helping to offset lingering weakness in North America and parts of Europe. Since the end of the second quarter, we have received orders from Chinese producers for stock-preparation systems totaling approximately $7.5 million, suggesting strong bookings performance from China in the third quarter.

       "In France, our Kadant Lamort subsidiary reported an operating loss for the quarter as we expected, which lowered our diluted EPS by $.05. However, we recently completed the necessary consultations with the workers' council and have begun to implement the restructuring plan, which should enable this business to regain profitability by the end of the year. We also continue to make steady progress on the sale of the composite building products business, having recently signed a letter of intent."

       Mr. Rainville added, "Just a few months after making a major acquisition, our balance sheet remains strong. With more than $46 million in cash and $61 million in debt, our net debt position was only $15 million at quarter end. Finally, we used $2.1 million of cash during the quarter to repurchase our stock.

       "Looking ahead to the third quarter of 2005, which will include an operating loss from Kadant Lamort comparable to the second quarter, we expect to report GAAP diluted EPS of $.19 to $.21 from continuing operations, on revenues of $65 to $67 million. For the full year, we are narrowing our GAAP diluted EPS guidance to $.92 to $1.00, on revenues of $250 to $260 million."

       Kadant will hold its earnings conference call on Thursday, August 4, 2005, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on "Investors." An audio archive of the call will be available on our Web site until September 2, 2005.

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Financial Highlights (unaudited) (a)
(In thousands, except per share amounts and percentages)
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

                                                                       Three Months Ended               Six Months Ended
                                                                  ----------------------------    ----------------------------
Consolidated Statement of Income                                  July 2, 2005    July 3, 2004    July 2, 2005    July 3, 2004
------------------------------------------------------------------------------------------------------------------------------

Revenues                                                              $ 65,086        $ 52,652       $ 115,830       $ 100,152
                                                                      --------        --------       ---------       ---------
Costs and Operating Expenses:
   Cost of revenues                                                     40,385          32,255          72,367          60,288
   Selling, general, and administrative expenses                        18,497          14,575          33,391          28,346
   Research and development expenses                                     1,247             581           2,295           1,469
                                                                      --------        --------       ---------       ---------
                                                                        60,129          47,411         108,053          90,103
                                                                      --------        --------       ---------       ---------
Operating Income                                                         4,957           5,241           7,777          10,049
Interest Income                                                            379             318             851             647
Interest Expense                                                          (473)             (4)           (475)            (12)
                                                                      --------        --------       ---------       ---------
Income from Continuing Operations Before Provision for Income
   Taxes and Minority Interest                                           4,863           5,555           8,153          10,684
Provision for Income Taxes                                               1,654           1,558           1,857           3,353
Minority Interest Expense                                                   62              14              62              14
                                                                      --------        --------       ---------       ---------
Income from Continuing Operations                                        3,147           3,983           6,234           7,317

Income (Loss) from Discontinued Operation, Net of Tax                      207            (240)           (156)           (846)
                                                                      --------        --------       ---------       ---------
Net Income                                                            $  3,354        $  3,743       $   6,078       $   6,471
                                                                      ========        ========       =========       =========

Basic Earnings per Share
   Income from Continuing Operations                                  $    .23        $    .28       $     .45       $     .51
   Income (Loss) from Discontinued Operation                               .01            (.02)           (.01)           (.05)
                                                                      --------        --------       ---------       ---------
   Net Income                                                         $    .24        $    .26       $     .44       $     .46
                                                                      ========        ========       =========       =========
Diluted Earnings per Share
   Income from Continuing Operations                                  $    .22        $    .27       $     .44       $     .50
   Income (Loss) from Discontinued Operation                               .02            (.01)           (.01)           (.06)
                                                                      --------        --------       ---------       ---------
   Net Income                                                         $    .24        $    .26       $     .43       $     .44
                                                                      ========        ========       =========       =========
Weighted Average Shares
   Basic                                                                13,891          14,218          13,909          14,220
                                                                      ========        ========       =========       =========
   Diluted                                                              14,181          14,555          14,196          14,579
                                                                      ========        ========       =========       =========

                                                                       Three Months Ended               Six Months Ended
                                                                  ----------------------------    ----------------------------
Adjusted Net Income and Diluted EPS (b)                           July 2, 2005    July 3, 2004    July 2, 2005    July 3, 2004
------------------------------------------------------------------------------------------------------------------------------

Net Income                                                            $  3,354         $ 3,743       $   6,078       $   6,471
(Income) Loss from Discontinued Operation, Net of Tax                     (207)            240             156             846
Royalty Gain (c)                                                             -               -               -            (631)
Income Taxes (d)                                                             -            (386)           (882)           (386)
                                                                      --------        --------       ---------       ---------
   Adjusted Net Income                                                $  3,147        $  3,597       $   5,352       $   6,300
                                                                      ========        ========       =========       =========
Diluted Earnings per Share                                            $    .24        $    .26       $     .43       $     .44
(Income) Loss from Discontinued Operation                                 (.02)            .01             .01             .06
Royalty Gain (c)                                                             -               -               -            (.04)
Income Taxes (d)                                                             -            (.03)           (.06)           (.03)
                                                                      --------        --------       ---------       ---------
   Adjusted Diluted Earnings per Share                                $    .22        $    .24       $     .38       $     .43
                                                                      ========        ========       =========       =========

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                                                                      Three Months Ended                Six Months Ended
                                                                  ----------------------------    ----------------------------
Business Segment Information                                      July 2, 2005    July 3, 2004    July 2, 2005    July 3, 2004
------------------------------------------------------------------------------------------------------------------------------

Revenues:
   Pulp and Papermaking Systems                                       $ 62,528        $ 50,933       $ 110,099       $  96,497
   Other (e)                                                             2,558           1,719           5,731           3,655
                                                                      --------        --------       ---------       ---------
                                                                      $ 65,086        $ 52,652       $ 115,830       $ 100,152
                                                                      ========        ========       =========       =========
Gross Profit Margin:
   Pulp and Papermaking Systems                                            38%             38%             37%             40%
   Other (e)                                                               37%             45%             40%             39%
                                                                      --------        --------       ---------       ---------
                                                                           38%             39%             38%             40%
                                                                      ========        ========       =========       =========
Operating Income:
   Pulp and Papermaking Systems                                       $  5,934        $  6,152       $   9,310       $  12,495
   Corporate and Other (e)                                                (977)           (911)         (1,533)         (2,446)
                                                                      --------        --------       ---------       ---------
                                                                      $  4,957        $  5,241       $   7,777       $  10,049
                                                                      ========        ========       =========       =========
Adjusted Operating Income: (b)
   Pulp and Papermaking Systems (c)                                   $  5,934        $  6,152       $   9,310       $  11,525
   Corporate and Other (e)                                                (977)           (911)         (1,533)         (2,446)
                                                                      --------        --------       ---------       ---------
                                                                      $  4,957        $  5,241       $   7,777       $   9,079
                                                                      ========        ========       =========       =========

Bookings:
   Pulp and Papermaking Systems                                       $ 49,103        $ 48,897       $ 105,545       $ 100,040
   Other (e)                                                             2,090           1,823           5,468           3,690
                                                                      --------        --------       ---------       ---------
                                                                      $ 51,193        $ 50,720       $ 111,013       $ 103,730
                                                                      ========        ========       =========       =========
Capital Expenditures:
   Pulp and Papermaking Systems                                       $    612        $    505       $     752       $     835
   Corporate and Other (e)                                                  97              50             123              82
                                                                      --------        --------       ---------       ---------
                                                                      $    709        $    555       $     875       $     917
                                                                      ========        ========       =========       =========

                                                                       Three Months Ended               Six Months Ended
                                                                  ----------------------------    ----------------------------
Cash Flow and Other Data from Continuing Operations               July 2, 2005    July 3, 2004    July 2, 2005    July 3, 2004
------------------------------------------------------------------------------------------------------------------------------

Cash Provided by Operations                                           $  4,435        $  5,977       $  4,883        $   8,262
Depreciation and Amortization Expense                                 $  1,703        $    900       $  2,719        $   1,833


Balance Sheet Data                                                                                July 2, 2005    Jan. 1, 2005
------------------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents                                                                            $  46,221       $  82,089
Short and Long-term Debt                                                                             $  61,017       $       -
Shareholders' Investment                                                                             $ 213,564       $ 212,461


(a) All prior-period information has been restated to reflect the composite building products business as a discontinued operation.
(b) In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measures of adjusted net income, adjusted diluted EPS, and adjusted operating income, which exclude certain non-recurring items. We exclude these items because they are outside our normal operations. We believe that providing such non-GAAP measures helps investors gain a more meaningful understanding of our operating results from period to period, and is consistent with how we measure our performance. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.
(c) Represents a pre-tax gain of $970 in the six-month period ended July 3, 2004, which resulted from renegotiating a series of agreements with one of our licensees, excluded from adjusted operating income.
(d) Represents effect of a tax benefit of $882 in the six-month period ended July 2, 2005, received from our former parent company under a tax agreement and the effect of a reduction in tax reserves of $386 in the three- and six-month periods ended
    July 3, 2004.
(e) Other includes the results from the Fiber-based Products business and Kadant Johnson's Specialty Castings business.
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       Kadant Inc. is a leading supplier to the global pulp and paper industry, with a range of products and services for improving efficiency and quality in pulp and paper production, including paper machine accessories, and systems for stock preparation, fluid handling, and water management. Our fluid-handling products are also used to optimize production in the steel, rubber, plastics, food, and textile industries. In addition, we produce granules from papermaking byproducts for agricultural and lawn and garden applications.
Kadant is based in Acton, Massachusetts, and, with the addition of Kadant
Johnson in May 2005, has annual revenues of approximately $270 million and approximately 1,500 employees worldwide. For more information, visit
www.kadant.com.

       The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements regarding our growth opportunities, our expected future business and financial performance, sale of our composite building products business, impact and timing of the restructuring of our Kadant Lamort subsidiary, our market position, and orders and business outlook for China. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's quarterly report on Form 10-Q for the period ended April 2, 2005. These include risks and uncertainties relating to our dependence on the pulp and paper industry; international sales and operations; competition; increase in our debt; restrictions in our credit agreement; our ability to successfully integrate Kadant Johnson; our acquisition strategy; our ability to complete the proposed restructuring of our French subsidiary; ability to sell the composite building products business on favorable terms; ability to manufacture and distribute composite building products, and the economic conditions, seasonality in sales, and the long-term performance of such products; availability of raw materials and exposure to commodity price fluctuations related to the manufacture of composite and fiber-based products; protection of patents and proprietary rights; fluctuations in quarterly operating results; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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